As filed with the U.S. Securities and Exchange Commission on February 23, 2018

Registration No. 333- [ ________ ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MYND ANALYTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware		87-0149387
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)

26522 La Alameda, Suite 290 Mission Viejo, CA 92691 (949) 420-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George C. Carpenter IV

President and Chief Executive Officer

MYnd Analytics, Inc.

26522 La Alameda, Suite 290
Mission Viejo, CA 92691
(949) 420-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Baumel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Approximate date of commencement of proposed sale to public: From time to time or at one time after this registration statement becomes effective in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.      ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the U.S. Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(1)(3)		Amount of Registration Fee(3)
Preferred Stock, par value $.001 per share	—	—	—	(2)
Common Stock, par value $.001 per share	—	—	—	(2)
Warrants	—	—	—	(2)
Total	—	—	$75,000,000.00	(4)	$9,337.50	(4)

(1)       There are being registered under this registration statement such indeterminate number of shares of Preferred Stock, Common Stock, warrants to purchase shares of Preferred Stock or Common Stock and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $75,000,000.00.  The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.   In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of Common Stock being registered hereunder include such indeterminate number of shares of Preferred Stock and Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)       Not required to be included in accordance with General Instruction II.D. of Form S-3 and Rule 457(o) under the Securities Act.

(3)       The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)       Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $75,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2018

PROSPECTUS

$75,000,000

MYnd Analytics, Inc.

Preferred Stock

Common Stock

Warrants

From time to time, we may offer and sell preferred stock, common stock or warrants or any combination of those securities, either individually or in units, in one or more offerings. The aggregate public offering price of the securities offered by us pursuant to this prospectus will not exceed $75,000,000.

 This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the prices at which those securities will be sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities offered by us pursuant to this prospectus may be sold directly to investors, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or in any other manner as described under the heading “Plan of Distribution” and in the corresponding section in the applicable prospectus supplement.  Each time we offer securities, the relevant prospectus supplement will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from such offering.

 Shares of our Common Stock (the “Common Stock”) are listed on the Nasdaq Stock Market under the trading symbol “MYND.”  Any securities sold pursuant to this prospectus and any prospectus supplement may be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing of the securities covered by the prospectus supplement on any national securities exchange.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2018.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Commission utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. You should rely only on the information we have provided or incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. Using this prospectus, we may offer up to a total dollar amount of $75,000,000 of these securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement of which this prospectus is a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the Commission that contain information about us and the business conducted by us. Before you decide whether to invest in a particular offering of any securities registered hereby, you should read this prospectus, the prospectus supplement relating to that particular offering and any free writing prospectus that we may authorize to be provided to you and the information we file with the Commission.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “MYnd,” the “Company,” “we,” “us” and “our” refer and relate to MYnd Analytics, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including such terms as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking.  Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning: our business strategy, outlook, objectives, future milestones, plans, intentions, goals, and future financial condition, including the period of time during which our existing resources will enable us to fund our operations.

We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Examples of the risks and uncertainties include, but are not limited to:

●	our need for immediate additional funding to support our operations and capital expenditures;

●	our ability to successfully maintain listing of our shares of common stock on the Nasdaq Capital Market;

●	our history of operating losses;

●	our inability to gain widespread acceptance of our PEER Reports;

●	our inability to prevail in convincing the United States Food and Drug Administration (the “FDA”), that our rEEG or PEER Online service does not constitute a medical device and should, therefore, not be subject to regulations;

●	the possible imposition of fines or penalties by the FDA for alleged violations of its rules and regulations;

●	our new subsidiary in telebehavioral health may be harmed by evolving governmental regulation;

●	our new subsidiary’s business model requires work with affiliated professional entities not owned by the Company;

●	our new subsidiary may require an expanded and maintained network of certified professionals;

●	our revenue and prospects for profitability may be harmed;

●	our business may be subject to additional regulations in the future that could increase our compliance costs;

●	our operating results may fluctuate significantly and our stock price could decline or fluctuate if our results do not meet the expectation of analysts or investors;

●	our inability to achieve greater and broader market acceptance of our products and services in existing and new market segments;

●	any negative or unfavorable media coverage;

●	our inability to generate and commercialize additional products and services;

●	our inability to comply with the substantial and evolving regulation by state and federal authorities, which could hinder, delay or prevent us from commercializing our products and services;

●	our inability to successfully compete against existing and future competitors;

●	delays or failure in clinical trials;

●	any losses we may incur as a result of litigation;

●	our inability to manage and maintain the growth of our business;

●	our inability to protect our intellectual property rights;

●	employee relations;

●	possible security breaches;

●	possible medical liability claims;

●	possible personal injury claims in the future; and

●	our limited trading volume.

Additional risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found under “Risk Factors” contained in our filings with the SEC.

The forward-looking statements contained in this prospectus or the documents incorporated by reference herein speak only as of their respective dates.  Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict them all.  Except to the extent required by applicable laws, rules or regulations, we do not undertake any obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights certain information about us and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and the financial statements and notes thereto appearing in our Annual and Quarterly Reports, which are incorporated herein by reference. Before you decide to invest in our securities, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus carefully, including the matters set forth under the caption “Risk Factors,” any accompanying prospectus supplement and the other documents incorporated by reference herein and therein.

Business Overview

MYnd Analytics, Inc. (the “Company” or “MYnd”) employs a clinically validated scalable technology platform to support personalized care for mental health patients. The Company utilizes its patented machine learning, artificial intelligence, data analytics platform for the delivery of telebehavioral health services and its PEER predictive analytics product offering. On November 13, 2017, the Company acquired Arcadian Telepsychiatry Services LLC (“Arcadian”), which manages the delivery of telepsychiatry and telebehavioral health services through a nationwide network of licensed and credentialed psychiatrists, psychologists and master’s-level therapists. The Company is commercializing its PEER predictive analytics tool to help physicians reduce trial and error treatment in mental health. MYnd’s patented, clinically validated technology platform (“PEER Online”) utilizes complex algorithms to analyze electroencephalograms (“EEGs”) to generate Psychiatric EEG Evaluation Registry (“PEER”) Reports to predict individual responses to a range of medications prescribed for the treatment of behavioral disorders including depression, anxiety, bipolar disorder, post-traumatic stress disorder (“PTSD”) and other non-psychotic disorders.

The Market for Telebehavioral Health and Predictive Healthcare

Telebehavioral health services involve the use of video conferencing equipment to conduct real time mental health consultations between a clinician and patient including individuals living in underserved areas or those with limited access to services. Over eighty-nine million Americans live in federally designated Mental Health Professional Shortage Areas. Two-thirds of U.S. primary care physicians report not having adequate access to psychiatric care for their patients. Arcadian facilitates on-demand telebehavioral health services to expedite assessment, diagnosis, treatment, and disposition of patients in a wide variety of settings.

Arcadian Telepsychiatry Services LLC

Arcadian Telepsychiatry Services LLC, our wholly owned subsidiary acquired in November 2017, manages the delivery of telebehavioral health services through a multi-state network of licensed and credentialed psychiatrists, psychologists and other behavioral health therapists (“Providers”). Although many companies provide broad telehealth services within the United States, only a few companies have a primary focus on telepsychiatry and telebehavioral health. Arcadian’s business model is unique, because it has access to a broad network of licensed behavioral health professionals exclusively focused on telepsychiatry and telebehavioral health. These Providers collectively offer a full suite of behavioral health and wellness services, including short-term (urgent), medium-term (rehabilitation) and long-term (management) behavioral care.

Arcadian’s telehealth service delivery model is optimized to deliver behavioral health care anytime and anywhere, offering unprecedented access to behavioral health services. All technology for scheduling and videoconferencing is accessible through a secure portal, creating a seamless experience for the patient, referring physician, and Arcadian provider. The Providers’ services include initial and follow-up psychiatric evaluations and diagnoses, medication prescribing and monitoring, urgent on-call evaluations, forensic and legal evaluations, individual and family counseling (e.g., grief, behavior problems, job loss) and drug and alcohol abuse rehabilitation counseling. Arcadian also arranges for services through Employee Assistance Programs (teleEAP) that many employers include as part of their employee benefits packages.

Arcadian contracts for most of its Providers’ services through contracts (each a “Service Agreement”) with the Providers. Neither the Company nor Arcadian has an ownership interest in any Provider, nor any employment relationships with any Provider with which it has a Service Agreement. All Providers are required to maintain proper state licensing, credentialing and malpractice insurance. In a typical Service Agreement, Arcadian provides certain management and administrative services in support of the Providers’ non-medical functions and the Providers provide telebehavioral health services.

Arcadian and its Providers currently have contracts with 22 insurance companies, human capital management corporations (i.e., EAP benefits), outpatient diagnostic and treatment centers, drug and alcohol rehabilitation centers (outpatient and residential), community behavioral health clinics, treatment and rehabilitation centers, corrections facilities, and post-acute care centers. Arcadian is exploring expansion opportunities by providing services to emergency departments, schools (K-12 and college) and large employers. Arcadian’s contracts span from Pennsylvania to California and North Dakota to Louisiana and Texas.

PEER Report and PEER Online Database

A PEER Report is a personalized report for a patient which is generated after the patient receives an EEG. An EEG is a painless, non-invasive test that records the brain’s electrical activity and provides a basis for comparison against others within the PEER database. MYnd utilizes AI, machine learning and data analytics in order to inform therapeutic regimens, thereby improving patient outcomes and reducing healthcare costs. The PEER Reports use data from EEG tests, outcomes and machine learning to identify endophenotypic markers of drug response. This big data approach has allowed MYnd to generate a large clinical registry and database of predictive algorithms from more than 10,000 unique patients with psychiatric or addictive problems and 38,000 clinical outcomes.

The PEER Online database is maintained in two parts:

1.       The QEEG Database

The QEEG Database includes EEG recordings and neurometric data derived from analysis of these recordings. QEEG is a standard measure that adds cloud-based computerized statistical analysis to traditional EEG studies. We have used two separate QEEG databases from different vendors, which provide statistical and normative information in the generation of a PEER Report.

2.       The PEER Outcomes Database

The PEER Outcomes Database consists of physician-provided assessments of the clinical long-term outcomes of patients and their associated medications. The clinical outcomes of patients are recorded using an industry-standard outcome rating scale, the Clinical Global Impression-Improvement scale (“CGI-I”). The CGI-I allows a clinician to rate how much the patient’s illness has improved or worsened relative to a baseline state. A patient’s illness is compared to change over time and rated as: very much improved, much improved, minimally improved, no change, minimally worse, much worse, or very much worse. The format of the data is standardized and that standard is enforced at the time of capture by a software application. Outcome data is input into the database by the treating physician or their office staff. Each physician has access to their patient data through the software tool that captures the clinical outcome data.

Analysts have identified predictive healthcare as one of the fastest-growing markets in healthcare, particularly, healthcare startups using advanced machine learning algorithms for medical imaging and diagnostics, remote patient monitoring, and risk prediction. The global healthcare analytics market is expected to reach USD $42.8 billion by 2024, according to a report by Grand View Research, Inc. Efforts to reduce the spiraling healthcare costs are facilitating the usage of healthcare analytics. Additionally, the benefits of healthcare analytics include the improvement of patient access to customized care, the furthering of transparent operations to enable better public oversight, and innovation in patient care delivery and services.

Marketing and Sales

The Company will pursue aggressively the expansion of its Arcadian telebehavioral health network, by increasing the number of contracted payors and providers and its geographic reach. The Company will continue to focus marketing efforts on the geographies where there might be fewer available therapists as it continues to develop Arcadian’s network. The Company will rely upon its in-house marketing staff to continue to market Arcadian services to insurance companies, EAPs and community behavioral health centers.

The Company will actively pursue cross sales of Arcadian managed care and health system clients. The Company will continue to market paid pilot programs such as the Horizon Blue Cross Blue Shield pilot, while it campaigns for coverage determinations from large health plans and health systems.

The Company also plans to bring this platform to primary care providers, currently the main locus of treatment for behavioral disorders and a physician group that deals every day with the limited access to behavioral health specialists and the poor efficacy of current treatments.

MYnd has hired a national vice president of sales and marketing, an experienced diagnostic/pharma executive, who is an accomplished, results-oriented professional with over 20 years of leadership experience in sales and marketing within the pharmaceutical, biotech and oncology/genomic diagnostic space. The Company intends to hire additional sales people for two to four specific areas to concentrate on direct sales. MYnd has implemented and staffed a national call center to respond to patient inquiries, is purchasing lead generated ads on known social media outlets for patient outreach and is referring inquiring patients to physicians in highly targeted geographic areas who regularly utilize and are proficient in PEER.

Acquisition of Arcadian Telepsychiatry Services LLC

On November 13, 2017, the Company entered into an equity purchase agreement (the “Agreement”) with Arcadian and Mr. Robert Plotkin, pursuant to which the Company acquired all of the issued and outstanding membership interests (the “Equity Interests”) of Arcadian from Mr. Plotkin. In consideration for the Equity Interests, the Company entered into an employment agreement with Mr. Plotkin, pursuant to which the Company will continue to employ Mr. Plotkin as the CEO of Arcadian for an annual salary of $215,000, and granted him 35,000 options to purchase common stock of the Company. In addition, the Company entered into the Guaranty (as described below).

In connection with the Agreement, Arcadian entered into the Side Agreement and Seed Capital Amendment with Ben Franklin Technology Partners of Southeastern Pennsylvania (“BFTP”), pursuant to which BFTP waived its rights (a) to an equity conversion contemplated by the existing funding agreements (as they may be amended, supplemented or otherwise modified from time to time, the “BFTP Loan Documents”) between Arcadian and BFTP, under which BFTP has loaned Arcadian, as of August 31, 2017, the aggregate principal amount of $700,000 and upon which an aggregate of $85,496 of interest had then accrued (collectively, the “Loan Amount”) and (b) to act as an observer to Arcadian’s board. Under the Side Agreement and Seed Capital Amendment, Arcadian acknowledged and reaffirmed all of BFTP’s claims, encumbrances granted by Arcadian to BFTP, and BFTP’s other rights, interests and remedies pursuant to the BFTP Loan Documents and otherwise. The effectiveness of the Side Agreement and Seed Capital Amendment are conditioned upon (i) Arcadian making a one-time payment to BFTP of $175,000 as payment for the redemption and cancellation of two warrants to purchase equity interests in Arcadian and (ii) the Company entering into a guaranty with respect to Arcadian’s obligations (including the Loan Amount) to BFTP under the BFTP Loan Documents, as amended by the Side Agreement and Seed Capital Amendment. Upon satisfaction of the foregoing conditions, the aforementioned BFTP rights will be waived and the BFTP warrants will be cancelled. The Side Agreement and Seed Capital Amendment further provide that following the closing of the transactions contemplated by the Agreement, the Company will be obligated to complete all financial reporting to BFTP required under the BFTP Loan Documents.

In addition, the Company executed an absolute, unconditional, irrevocable and continuing guaranty and suretyship (the “Guaranty”) in favor of BFTP, pursuant to which it unconditionally guaranteed the prompt payment and performance, when due, of all loans (including the Loan Amount), advances, debts, liabilities, obligations, covenants and duties owing by Arcadian to BFTP under the BFTP Loan Documents. Under the Guaranty, if Arcadian defaults under any obligation under the BFTP Loan Documents, the Company will be required to pay the amount then due to BFTP. The Guaranty contains representations, warranties, covenants, conditions, events of default and indemnities that are customary for agreements of this type.

Corporate Background

The Company was incorporated in Delaware on March 20, 1987, under the name Age Research, Inc. Prior to January 16, 2007, the Company (then called Strativation, Inc.) existed as a “shell company” with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge. On January 16, 2007, we entered into an Agreement and Plan of Merger with CNS Response, Inc., a California corporation formed on January 11, 2000 (“CNS California”), and CNS Merger Corporation, a California corporation and our wholly-owned subsidiary (“MergerCo”) pursuant to which we agreed to acquire CNS California in a merger transaction wherein MergerCo would merge with and into CNS California, with CNS California being the surviving corporation (the “Merger”). On March 7, 2007, the Merger closed, CNS California became our wholly-owned subsidiary, and on the same date we changed our corporate name from Strativation, Inc. to CNS Response, Inc.

At the meeting of shareholders of CNS Response, Inc. held on October 28, 2015, the shareholders approved a proposal to change the Company’s name to MYnd Analytics, Inc. The Company’s charter was amended on November 2, 2015.

The Company actively operates its businesses through MYnd Analytics, Inc. (California) (formerly called CNS Response, Inc. (California) until November 22, 2017) and, until September 30, 2012, also operated the Neuro-Therapy Clinic, Inc. (“NTC”), which was acquired as a wholly-owned subsidiary in January 2008, when it was the Company’s largest customer. NTC operations were discontinued effective September 30, 2012, as the Company chose to focus its limited cash resources on its clinical trial. Consequently, NTC is accounted for as a discontinued operation.

Our current address is 26522 La Alameda, Suite 290, Mission Viejo, California 92691. Our telephone number is (949) 420-4400 and we maintain a website at www.MYndAnalytics.com. The reference to our web address does not constitute incorporation by reference of the information contained at this site.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks described below or in any applicable prospectus supplement and other information, including our financial statements and related notes previously included in our periodic reports, filed with the Commission, and in the documents incorporated therein by reference before deciding to invest in our securities. However, those risks are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The following risks, among others, could cause our actual results, performance, achievements or industry results to differ materially from those expressed in our forward-looking statements contained herein and presented elsewhere by management from time to time. If any of the following risks actually occurs, our business prospects, financial condition or results of operations could be materially harmed. In such case, the market price of our securities would likely decline and you could lose all or part of your investment.

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors described below, the risk factors described under the heading “Risk Factors” contained in Part I, Item IA in our most recent Annual Report on Form 10-K and any risk factors disclosed under the heading “Risk Factors” in Part II, Item 1A in any Quarterly Report on Form 10-Q that we file after our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

Risks Pertaining to Our Common Stock

Ownership of our common stock will entail certain risks associated with the volatility of prices for our shares and the fact that we do not pay dividends on our common stock.

The price of our common stock may rise and fall rapidly.

The market price of our common stock like that of the shares of many biotechnology companies, is highly volatile. The price of our common stock may rise or fall rapidly as a result of a number of factors, including:

●	sales or potential sales of substantial amounts of our common stock;

●	results of preclinical testing or clinical trials of our product candidates or those of our competitors;

●	announcements about us or about our competitors, including clinical trial results, regulatory approvals, new product introductions and commercial results;

●	the cost of our development programs;

●	the success of competitive products or technologies;

●	litigation and other developments relating to our issued patents or patent applications or other proprietary rights or those of our competitors;

●	conditions in the pharmaceutical or biotechnology industries;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us, including the failure of our earnings to meet analysts’ expectations; and

●	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have been experiencing extreme price and volume fluctuations which have affected the market price of the equity securities without regard to the operating performance of the issuing companies. Broad market fluctuations, as well as industry factors and general economic and political conditions, may adversely affect the market price of our common stock.

Our stock price could decline due to the large number of outstanding shares of our common stock eligible for future sale.

Sales of substantial amounts of our common stock in the public market, or the perception that those sales could occur, could cause the market price of our common stock to decline. Sales of substantial amounts of common stock could also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

We do not currently intend to pay dividends on any of our classes of securities and, consequently, your ability to achieve a return on your investment will depend on the appreciation in the price of our securities.

We have never declared or paid any cash dividends on any class of our securities. We currently intend to retain any future earnings to fund our future growth and do not expect to declare or pay any dividend on any class of our securities in the foreseeable future. As a result, you may only realize a gain on your investment in our securities if the market price of our securities appreciates and you sell your securities at a price above your cost after accounting for any taxes. The price of our securities may not appreciate in value or ever exceed the price that you paid for our securities.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present shareholders. We are currently authorized to issue an aggregate of 250,000,000 shares of common stock. We are also authorized to issue 15,000,000 shares of “blank check” preferred stock. As of December 30, 2017, we had issued and outstanding 4,360,561 shares of Common Stock. We have also reserved 4,567,672 shares of Common Stock for issuance upon the exercise of outstanding warrants. We have also reserved 1,072,500 shares of Common Stock for issuance under our stock option plan, of which, 209,704 shares are available for issuance.

We may issue additional shares of Common Stock or other securities in order to raise additional capital, or in connection with hiring or retaining employees or consultants, or in connection with future acquisitions of licenses to technology or rights to acquire products, in connection with future business acquisitions, or for other business purposes. The future issuance of any such additional shares of common stock or other securities may create downward pressure on the trading price of our Common Stock.

We may also issue 15,000,000 shares of preferred stock having rights, preferences, and privileges senior to the rights of our common stock with respect to dividends, rights to share in distributions of our assets if we liquidate our company, or voting rights. Any preferred stock may also be convertible into common stock on terms that would be dilutive to holders of common stock.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from the sale of our securities offered hereby.  Except as may be otherwise described in a prospectus supplement or a free writing prospectus in connection with a specific offering, we currently anticipate using any net proceeds to us for general corporate purposes.  The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors.

Pending the application of such proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DESCRIPTION OF CAPITAL STOCK

General

Our Amended and Restated Certificate of Incorporation currently authorizes us to issue an aggregate of 265,000,000 shares of capital stock, of which (i) 250,000,000 are shares of common stock par value $0.001 per share (“Common Stock”), and (ii) 15,000,000 are shares of “blank check” preferred stock (the “Preferred Stock”), par value $0.001 per share.

As of December 31, 2017, we had 4,360,561 shares of Common Stock issued and outstanding and an additional 4,567,672 shares of Common Stock issuable upon exercise of outstanding options and warrants. No shares of Preferred Stock are issued or outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”

Preferred Stock

Our certificate of incorporation currently authorizes the issuance of up to 15,000,000 shares of Preferred Stock. We may issue Preferred Stock in one or more series, at any time, with such powers, preferences, and rights, and qualifications, limitations and restrictions as our Board of Directors may determine, all without further action of our shareholders. Our Board of Directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. Any series of Preferred Stock which may be authorized by the Board of Directors in the future may be senior to and have greater rights and preferences than the Common Stock. There are no shares of Preferred Stock presently outstanding and we have no present plan, arrangement or commitment to issue any Preferred Stock.

Common Stock

Rights and Preferences

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future.

Voting Rights

Each holder of record of Common Stock is entitled to one vote for each outstanding share of Common Stock owned on every matter properly submitted to the shareholders for their vote.

Subject to any voting rights that might be afforded to holders of any Preferred Stock that might be outstanding, matters submitted to our shareholders for a vote will generally require for approval the affirmative vote of a majority of the shares of stock entitled to vote on the matter, without distinction as to class or series, present and voting at a meeting of shareholders at which a quorum is present, unless Delaware law requires a different vote. Delaware law requires the following vote for approval of the following matters:

●	A merger or consolidation for which a vote of our shareholders is required, or a sale of all or substantially all of our assets, or a corporate dissolution, will require the affirmative vote of a majority of the outstanding shares of stock entitled to vote on the matter, without distinction as to class or series.

●	An amendment of our certificate of incorporation will require the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment, and a majority of the outstanding stock of each class entitled to vote on the amendment as a class. Under Delaware law, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote on the amendment by our certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class, or alter or change the powers, preferences, or special rights of the shares of the class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of the vote required to approve the amendment.

●	Directors may be elected by a plurality of the shares of stock entitled to vote, voted at a meeting at which a quorum is present.

●	Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders. Any action required or that may be taken at any annual or special meeting of our shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted.

Dividend Rights

Subject to the dividend rights of holders of any shares of the Preferred Stock that may be issued from time to time, holders of our Common Stock are entitled to any dividend declared by the Board of Directors out of funds legally available for that purpose. We have not paid any cash dividends on the Common Stock, and it is unlikely that any cash dividends will be declared or paid on any series of our Common Stock in the foreseeable future. Instead, we plan to retain our cash for use in financing our future operations and growth.

Liquidation Rights

Subject to the prior payment of the liquidation preference to holders of any shares of Preferred Stock that may be issued, holders of Common Stock are entitled to receive on a pro rata basis, all of our remaining assets available for distribution to the holders of Common Stock in the event of the liquidation, dissolution, or winding up of our operations.

Preemptive Rights

Holders of our Common Stock do not have any preemptive rights to become subscribers or purchasers of additional shares of any series of our capital stock.

Outstanding Warrants

As of December 31, 2017, there are 4,567,672 shares of Common Stock issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $5.30.

Delaware Law

Delaware Statutory Business Combinations Provision

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock. Section 203 could discourage or make it more difficult to effect a change in our management or the acquisition of control by a holder of a substantial amount of our voting stock, even if our stockholders might consider such a change to be in their best interest. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Stock is American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Stock Exchange Listing

Our Common Stock is listed on the Nasdaq Stock Market under the trading symbol “MYND.”

DESCRIPTION OF WARRANTS

General

Pursuant to this prospectus, we may issue, in one or more series, warrants to purchase Preferred Stock or Common Stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement. While the following terms described below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement for a particular series of warrants may specify different or additional terms than those specified below.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

●	the title of the warrants;

●	the securities (i.e., Preferred Stock or Common Stock) for which the warrants are exercisable;

●	the price or prices at which the warrants will be issued;

●	if applicable, the designation and terms of the Preferred Stock or Common Stock with which the warrants are issued, and the number of warrants issued with each share of Preferred Stock or Common Stock;

●	the aggregate number of warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of such methods. We may sell the securities to or through underwriters, dealers, agents or directly to one or more purchasers. We and our agents reserve the right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement or post-effective amendment, which we will file each time we effect an offering of any securities, will provide the names of any underwriters, dealers or agents, if any, involved in the sale of such securities, and any applicable fees, commissions, or discounts to which such persons shall be entitled to in connection with such offering.

We and our agents, dealers and underwriters, as applicable, may sell the securities being offered by us in this prospectus from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the applicable prospectus supplement or amendment.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

We may engage in at the market offerings of our securities. An at the market offering is an offering of our securities at a fixed price through a market maker. We shall name any underwriter that we engage for an at the market offering in a post-effective amendment to the registration statement containing this prospectus. We shall also describe any additional details of our arrangement with such underwriter, including commissions or fees paid, or discounts offered, by us and whether such underwriter is acting as principal or agent, in the related prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with the underwriters at the time of the sale to them, which agreement shall be filed with the Commission. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. In such an event, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Our Common Stock is listed on the Nasdaq Stock Market under the symbol “MYND.” The other securities offered hereby are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

In order to comply with certain state securities laws, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of securities must also be made by us in compliance with all other applicable state securities laws and regulations.

We shall pay all expenses of the registration of the securities.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for us by Dentons US LLP, New York, New York.

EXPERTS

Marcum, LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2017, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on the report of Marcum, LLP, given on their authority as experts in accounting and auditing.

Our statements of operations, comprehensive loss, stockholders’ equity and cash flows for the year ended September 30, 2016 have been audited by Anton & Chia, LLP, as stated in their report which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission. You may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Many of our Commission filings are also available to the public from the Commission’s website at http://www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Investor Relations, at the following address or telephone number: MYnd Analytics, Inc., 26522 La Alameda, Suite 290, Mission Viejo, CA 92691, Attention: Investor Relations; (949) 420-4400. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

We maintain our corporate website at http://www.MyndAnalytics.com. Our website and the information contained therein or connected thereto is not incorporated into this Registration Statement.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents filed with Commission listed below:

●	our Quarterly Report on Form 10-Q for the period ended December 31, 2017, filed on February 20, 2018;

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed on December 29, 2017;

●	our Current Reports on Form 8-K filed with the Commission on January 5, 2018, January 22, 2018 and February 20, 2018;

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on April 26, 2012.

All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that we file with the Commission after the date that the initial registration statement is filed with the Commission and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this prospectus. Requests for such documents may be made by contacting Investor Relations, at the following address or telephone number: MYnd Analytics, Inc., 26522 La Alameda, Suite 290, Mission Viejo, CA 92691, Attention: Investor Relations; (949) 420-4400.

$75,000,000

Preferred Stock

Common Stock

Warrants

PROSPECTUS

February 23, 2018

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated costs and expenses, other than underwriting compensation, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being registered pursuant to this registration statement.  All of the amounts shown are estimates except for the SEC registration fee. The amounts do not include the costs of preparing any prospectus supplements, Nasdaq Stock Market listing fees, FINRA filing fees, transfer agent fees or other expenses relating to the sale and distribution of particular securities registered pursuant to this registration statement, as those costs and expenses cannot be estimated at this time.

SEC Registration Fee	$9,337.50
Accounting Fees and Expenses	$(1)
Legal Fees and Expenses	$(1)
Miscellaneous Fees and Expenses	$(1)
Total:	$(1)

(1)           These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.

Our certificate of incorporation provides that no director is personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Nonetheless, a director is liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of the relevant article of our certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

Our certificate of incorporation and bylaws furthermore state that the Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Company the power to indemnify.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise.

We have entered into indemnification agreements with each current director of the Company and certain of our executive officers containing provisions that may require us, among other things, to indemnify them against liabilities that may arise by reason of their status or service as director or officers other than liabilities arising from willful misconduct of a culpable nature and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified. We have obtained limited directors’ and officers’ liability insurance.

Item 16. Exhibits

See Exhibit Index immediately following the signature pages.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Viejo, State of California, on February 23, 2018.

MYND ANALYTICS, INC.
(Registrant)

By:	/s/ George C. Carpenter IV
George C. Carpenter IV
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints George C. Carpenter and Donald D’Ambrosio, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated, on February 23, 2018.

Signature	Title	Date

/S/ George C. Carpenter IV George C. Carpenter IV	Chief Executive Officer (Principal Executive Officer)	February 23, 2018

/S/ Donald D’Ambrosio Donald D’Ambrosio	Chief Financial Officer (Principal Financial and Accounting Officer)	February 23, 2018

/s/ Robin Smith, MD Robin Smith, MD	Chairman of the Board	February 23, 2018

/s/ John Pappajohn John Pappajohn	Director	February 23, 2018

/s/ Michael Votruba Michael Votruba	Director	February 23, 2018

/s/ Geoffrey Harris Geoffrey Harris	Director	February 23, 2018

Signature	Title	Date

/s/ Peter Unanue Peter Unanue	Director	February 23, 2018

EXHIBIT INDEX

Exhibit Number	Exhibit Title
4.1	Specimen of Common Stock Certificate(1)
4.2	Form of warrant agreement(2)
5.1	Opinion of Dentons US LLP(3)
23.1	Consent of Anton & Chia, independent registered public accounting firm(3)
23.2	Consent of Marcum LLP, independent public accounting firm(3)
23.3	Consent of Dentons US LLP (included in Exhibit 5.1)(3)
24.1	Power of Attorney (included on the signature page hereto)(3)

(1) Incorporated by reference to Exhibit 4.4 to Amendment No. 4 to the Registration Statement on Form S-1 (File 333-173934) filed with the Securities and Exchange Commission on April 25, 2012.

(2) To be incorporated by reference to Exhibit 4.8 to Amendment No. 2 to the Registration Statement on Form S-1 (File 333-217092) filed with the Securities and Exchange Commission on June 16, 2017.

(3) Filed herewith.